Exhibit 23.1



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1985 Stock Option Plan and the 1995 Equity Incentive Plan of Ben & Jerry's Homemade, Inc. of our report dated March 3, 1995, with respect to the consolidated financial statements and schedule of Ben & Jerry's Homemade, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



Boston, Massachusetts                   Ernst & Young LLP
November 17, 1995